PROMISSORY NOTE

$5,700,000.00 Minneapolis, Minnesota
 May 26, 2011

FOR VALUE RECEIVED, NETREIT BROADWAY, INC., a Maryland corporation (the “Borrower”), agrees and promises to pay to the order of DOUGHERTY FUNDING LLC, a Delaware limited liability company, its endorsees, successors and assigns (the “Lender”), at its principal office at Suite 4300, 90 South Seventh Street, Minneapolis, Minnesota 55402-4110 or such other place as the Lender may from time to time designate, the principal sum of FIVE MILLION SEVEN HUNDRED THOUSAND AND NO/100THS DOLLARS ($5,700,000.00) or so much as may from time to time be disbursed hereon, together with Interest (as defined herein) on the Principal Balance (as defined herein) at the Interest Rate or Rates hereinafter set forth, payable in the following manner and on all the following terms and at the following times:

1.
Definitions.  Unless the context otherwise indicates, capitalized terms not otherwise defined herein shall have the meanings given such terms in the Loan Agreement (as defined herein).  For purposes of this Note the following terms shall have the following meanings:

a.	“Adjusted Rate” shall mean the Interest Rate as adjusted on each Adjustment Date in accordance with the provisions of this Note.

b.	“Adjustment Date” shall mean the first (1st) day of each calendar month, with the first Adjustment Date being June 1, 2011.

c.	“Basis Points” shall mean an arithmetic expression of a percentage measured in hundredths of a percent (e.g. 50 Basis Points equals fifty hundredths of one percent).

d.
“Loan Agreement” shall mean that Loan Agreement of even date herewith executed by the Borrower, as borrower, and the Lender, as lender, wherein the Lender has agreed to advance to the Borrower the principal sum of this Note, subject to compliance with the terms and conditions of such agreement, as such agreement may be amended, supplemented or modified by written agreement of the Borrower and the Lender.

e.
“Loan Documents” shall mean this Note, the Loan Agreement, the Mortgage, the Assignment, the Guaranty and any other instruments given to evidence or secure this Note, as such documents may be amended, supplemented or modified by written agreement of the Borrower and the Lender

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Promissory Note

$5,700,000.00 Minneapolis, Minnesota
 May 26, 2011

f.	“Maturity Date” shall mean May 31, 2016, or such earlier date as this Note may be declared due and payable by the Lender in accordance with its terms.

g.
“Mortgage” shall mean that Mortgage, Security Agreement and Fixture Financing Statement of even date herewith given by the Borrower to the Lender, granting a lien on the Premises as security for this Note and granting a security interest to the Lender in the real personal property described therein, as amended, supplemented or modified by written agreement of the Borrower and the Lender.

h.
“One Month LIBOR Rate” shall mean the London Interbank Offered Rate as quoted in the “Money Rates” section of The Wall Street Journal at which U.S. dollar deposits in immediately available funds are offered in the London Interbank Dollar Market for a period of one month and in an amount comparable to the principal amount of this Note.  If The Wall Street Journal ceases to publish the One Month LIBOR Rate, the Lender may select a comparable publication or service to determine the One Month LIBOR Rate and if the One Month LIBOR Rate is no longer published, then the Lender may select a comparable interest rate index that measures the average of interbank offered rates for dollar deposits in the London, England market and if such index is no longer available in the London, England market, then, at the Lender’s option, it may substitute the prime, base or reference rate as announced by a bank of Lender’s selection in the Minneapolis-St. Paul metropolitan area or a similar rate quoted by any such bank to its business customers for business loans.

i.	“Premises” shall mean those certain parcels of land and the improvements thereon, located in the City of Fargo, County of Cass, State of North Dakota, all as more fully described in the Mortgage.

j.	“Principal” shall mean the sums of money from time to time disbursed by the Lender pursuant to this Note.

k.	“Principal Balance” shall mean, at any given time, the amount of Principal remaining unpaid at such time.

l.	“Term of Amortization” shall mean a period of twenty-five (25) consecutive years, commencing on the date hereof.

2.	Disbursements. Disbursements of the proceeds of this Note are to be made pursuant to the terms and conditions of the Loan Agreement.

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Promissory Note

$5,700,000.00 Minneapolis, Minnesota
 May 26, 2011

3.	Interest Rate. The Principal Balance of this Note outstanding at the close of each day shall bear interest (“Interest”) at the following per annum rates of interest (the “Interest Rate”):

a.
Initial Rate.  From and after the date hereof and up to and including June 1, 2011, this Note shall bear interest at a per annum rate of interest equal to five and seventy-five one hundredths of one percent (5.75%).

b.
Adjusted Rate.  On each Adjustment Date the Interest Rate will be set at a per annum rate of interest equal to three hundred (300) Basis Points plus the One Month LIBOR Rate, on such Adjustment Date or, if any such Adjustment Date is not a Business Day, on the immediately preceding Business Day.  At no time shall the Adjusted Rate be less than 5.75% per annum or if the Default Rate applies, as provided below, less than 9.75% per annum.

c.
Default Rate.  Notwithstanding anything to the contrary in a. or b. above, if an Event of Default (as defined herein) occurs or if this Note is not fully paid on the Maturity Date, then, at the option of the Lender, during the entire period during which such Event of Default shall occur and be continuing or on and after the Maturity Date, as applicable, Interest shall be payable on the Principal Balance at a per annum rate of interest equal to the lesser of (i) the maximum lawful rate of interest permitted to be paid on this Note, or (ii) four percent (4%) plus the Interest Rate then in effect under the terms of this Note (as described in (a) or (b) above, as applicable) (the “Default Rate”), whether or not the Lender has exercised its option to accelerate the maturity of this Note and declare the entire Principal Balance due and payable.

4.
Basis of Computation.  Interest shall be calculated by multiplying the actual number of days elapsed in the period for which Interest in being calculated by a daily rate based on a 360-day year.  Interest shall commence as to any Principal disbursed on the date of disbursement of such Principal.

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Promissory Note

$5,700,000.00 Minneapolis, Minnesota
 May 26, 2011

5.
Late Charge.  In the event that any payment required hereunder is not paid within five (5) days after the date when due, the Borrower agrees to pay a late charge equal to the lesser of (i) the maximum lawful amount permitted to be paid on this Note as a late charge or (ii) $.04 per $1.00 of the unpaid payment (the “Late Charge”) to defray the costs of the Lender incident to collecting such late payment.  This Late Charge shall apply individually to all payments past due and there will be no daily pro rata adjustment.  This provision shall not be deemed to excuse a late payment or be deemed a waiver of any other rights the Lender may have, including the right to declare the entire Principal Balance and all unpaid Interest immediately due and payable.  Any Late Charge due hereunder shall be payable five (5) days after demand therefor.

6.	Terms of Payment. This Note shall be payable as follows:

a.
On the first (1st) day of each calendar month following the date of this Note and continuing until this Note is fully paid, the Borrower shall pay to the Lender the accrued and unpaid Interest on the Principal Balance for the preceding calendar month;

b.
On July 1, 2011 and on the first (1st) day of each month thereafter up to and including May 1, 2016, the Borrower shall pay to the Lender consecutive monthly amortized installments of Principal and Interest sufficient to fully amortize the Principal Balance over the remaining unexpired years in the Term of Amortization at the Adjusted Rate, as adjusted on each Adjustment Date, with any adjustment in the amount of the installment payments to take effect on the installment payment date next following each Adjustment Date; and

c.	On the Maturity Date, the entire Principal Balance plus accrued and unpaid Interest and all other charges and sums due under this Note and the Loan Agreement shall be due and payable in full.

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Promissory Note

$5,700,000.00 Minneapolis, Minnesota
 May 26, 2011

7.
Application of Payments.  All payments shall be applied first to any Costs of Collection (as defined herein), then to Late Charges, then to Interest and then to the Principal Balance, except that if any advance made by the Lender under the terms of any instruments securing this Note is not repaid, any monies received, at the option of the Lender, may first be applied to repay such advances, plus Interest thereon, and the balance, if any, shall be applied as above.  If any payment of Principal, Interest, Costs of Collection (as defined herein), Late Charges or any other sum due hereunder becomes due and payable on a day other than a Business Day, the due date of such payment shall be extended to the next succeeding Business Day and Interest thereon shall be payable at the applicable Interest Rate during such extension.  Notwithstanding the foregoing, upon the occurrence of an Event of Default, any monies received shall, at the option and direction of the Lender, be applied to any sums due under this Note or any instrument securing this Note in such order and priority as the Lender shall determine.

8.
Mandatory and Permitted Prepayment.  The Principal Balance of this Note may be voluntarily prepaid in whole or in part at any time without premium or penalty, provided, however, that any partial prepayment shall be not less than $100,000 and in integral multiples thereof.  Any voluntary prepayment shall be made on any regularly scheduled installment payment date, with not less than thirty (30) days advance written notice to the Lender.  At the option of the Lender, the Principal Balance is subject to mandatory prepayment, in whole or part as the case may be, upon certain events of damage, destruction or condemnation of the Premises given as security for this Note, all as more fully set forth in the Mortgage.  Any partial prepayment shall not suspend any required payments of either Principal or Interest and shall not reduce the amount of any scheduled installment payment.

9.
Security.  This Note is the Promissory Note referred to and is secured by (i) the Mortgage, (ii) the Assignment, (iii) the Guaranty, and (iv) certain other Loan Documents given by the Borrower to the Lender encumbering the Premises, granting a security interest in fixtures and other personal property thereon or used or generated in connection therewith and/or assigning the rents, leases, income and profits therefrom (the “Collateral”), as such documents may be amended, modified or supplemented by written agreement of the parties thereto.

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Promissory Note

$5,700,000.00 Minneapolis, Minnesota
 May 26, 2011

10.
Event of Default.  If (i) any payment is not be made within five (5) days after the date when due in accordance with the terms and conditions of this Note (other than on the Maturity Date when all payments shall be due without any grace period), or (ii) any event designated as an “Event of Default” occurs under the Mortgage or under any other Loan Document, the entire Principal Balance together with accrued Interest thereon, Late Charges, Costs of Collection and all other charges and sums due under this Note or the Loan Documents shall become immediately due and payable at the option of the Lender upon notice to the Borrower.

11.
Time of Essence.  Time is of the essence.  No delay or omission on the part of the Lender in exercising any right hereunder shall operate as a waiver of such right or of any other remedy under this Note.  A waiver on any one occasion shall not be construed as a bar to or waiver of any such right or remedy on a future occasion.

12.
Costs of Collection.  In the event of any default hereunder the Borrower agrees to pay the costs of collection including attorney’s fees and costs incurred, all other costs and fees incurred in litigation, mediation, bankruptcy and administrative proceedings and all appeals therefrom and all other costs and expenses incurred in the collection of the amounts due under this Note (the “Costs of Collection”).  Any Costs of Collection incurred hereunder shall be payable five (5) days after demand therefor.

13.
Waiver of Presentment, Etc.  Presentment for payment, protest and notice of non-payment are waived.  Consent is given to any extension or alteration of the time or terms of payment hereof, any renewal, any release of any part or all of the security given for the payment hereof, any acceptance of additional security of any kind, and any release of, or resort to any party liable for payment hereof.  To the extent permitted by law all rights and benefits of any statute of limitations, and any moratorium, reinstatement, marshalling, forbearance, valuation, stay, extension, redemption, appraisement, exemption and homestead laws are waived.

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Promissory Note

$5,700,000.00 Minneapolis, Minnesota
 May 26, 2011

14.
Savings Clause.  It is expressly stipulated and agreed to be the intent of the Borrower and the Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits the Lender to contract for, charge, take, reserve, or receive a greater amount of interest than permitted under state law) and that this section shall control every other covenant and agreement in this Note and any other Loan Document.  If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the indebtedness evidenced by this Note (the “Indebtedness”), or if the Lender’s exercise of the option to accelerate the maturity of this Note, or if any prepayment by the Borrower results in the Borrower having paid any Interest in excess of that permitted by applicable law, then it is the Borrower’s and the Lender’s express intent that all excess amounts theretofor collected by the Lender shall be credited on the Principal Balance of this Note and all other Indebtedness (or, if this Note and all other Indebtedness have been or would thereby be paid in full, refunded to the Borrower), and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.  All sums paid or agreed to be paid to the Lender for the use, forbearance, or detention of the Indebtedness shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Indebtedness until payment in full so that the rate or amount of Interest on account of the Indebtedness does not exceed the maximum lawful rate from time to time in effect and applicable to the Indebtedness for so long as the Indebtedness is outstanding.  Notwithstanding anything to the contrary contained herein or in any of the other Loan Documents, it is not the intention of the Lender to accelerate the maturity of any Interest that has not accrued at the time of such acceleration or to collect unearned Interest at the time of such acceleration.

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Promissory Note

$5,700,000.00 Minneapolis, Minnesota
 May 26, 2011

15.
Notices.  Any notices and other communications permitted or required by the provisions of this Note (except for telephonic notices expressly permitted) shall be in writing and shall be deemed to have been properly given or served by: (i) personal delivery, (ii) depositing the same with the United States Postal Service, or any official successor thereto, designated as Registered or Certified Mail, Return Receipt Requested, bearing adequate postage, or (iii) depositing the same with a reputable private courier or overnight delivery service, in each case addressed as hereinafter provided.  Each such notice shall be effective: (a) immediately upon personal delivery, (b) three (3) days after being deposited in the U.S. Mail, or (c) one (1) business day after delivery to such courier or overnight delivery service.  The time period within which a response to any such notice must be given, however, shall commence to run from the date of receipt of the notice by the addressee thereof.  Rejection or other refusal to accept or the inability to deliver because of changed address of which no notice was given shall be deemed to be receipt of the notice sent.  By giving to the other party hereto at least ten (10) days’ notice thereof, either party hereto shall have the right from time to time to change its address and shall have the right to specify as its address and shall have the right to specify as its address any other address within the United States of America.

Each notice to the Lender shall be addressed as follows:

Dougherty Funding LLC
Suite 4300
90 South Seventh Street
Minneapolis, MN 55102-4110
Attention: Loan Servicing Department

With a copy to:

Fabyanske, Westra, Hart & Thomson, P.A.
800 LaSalle Avenue
Suite 1900
Minneapolis, MN 55402
Attention: Mark W. Westra, Esq.

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Promissory Note

$5,700,000.00 Minneapolis, Minnesota
 May 26, 2011

Each notice to the Borrower shall be addressed as follows:

NetREIT Broadway, Inc.
1282 Pacific Oaks Place
Escondido, CA 92029
Attention: Gary Katz and Ken Elsberry

With a copy to:

NetREIT, Inc.
1282 Pacific Oaks Place
Escondido, CA 92029
Attention: Kathryn Richman, Esq.

16.
Consent to Jurisdiction.  The Borrower hereby submits and consents to personal jurisdiction to the courts of the county in which the Premises are located, the courts of Hennepin County, Minnesota, and the courts of the United States of America located in such state or states for the enforcement of this Note and waives any and all personal rights under the laws of any state or the United States of America to object to jurisdiction in such courts.  Litigation may be commenced in any state court of general jurisdiction for such counties or in the United States District Court located in such state or states, at the election of the Lender.  Nothing contained herein shall prevent the Lender from bringing any action in any other state or jurisdiction against any other person or exercising any rights against any security given to the Lender or against the Borrower or any Guarantor personally or against any property of the Borrower or any Guarantor in any other state or jurisdiction.  Commencement of any such action or proceeding in any other state or jurisdiction shall not constitute a waiver of consent to jurisdiction of or the submission made by the Borrower to personal jurisdiction in any of such courts.  In the event an action is commenced in another jurisdiction or venue under any tort or contract theory arising directly or indirectly from the relationship created by this Note, the Lender, at its option, shall be entitled to have the case transferred to one of the jurisdictions and venues above described or any other jurisdiction, or if such transfer cannot be accomplished under applicable law, to have such case dismissed without prejudice.

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Promissory Note

$5,700,000.00 Minneapolis, Minnesota
 May 26, 2011

17.
Governing Law.  Notwithstanding the place of execution of this Note, the parties to this Note have contracted for North Dakota law to govern this Note and it is agreed that this Note is made pursuant to and shall be construed and governed by the laws of the State of North Dakota without regard to the principles of conflicts of law.

18.
Waiver.  THE BORROWER HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH ANY PARTIES TO THIS INSTRUMENT ARE INVOLVED AND WHICH DIRECTLY OR INDIRECTLY IN ANY WAY ARISES OUT OF, IS RELATED TO, OR IS CONNECTED WITH THIS INSTRUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER, WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE DATE OF THIS INSTRUMENT.

[Signature Page Follows]

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Promissory Note

$5,700,000.00 Minneapolis, Minnesota
 May 26, 2011

Executed as of the date first above written.

NETREIT BROADWAY, INC.
a Maryland corporation
By:	/s/ Kenneth W. Elsberry
Kenneth W. Elsberry,
Chief Financial Officer